Exhibit 4
AMENDMENT NO. 2 TO JOINT FILING AGREEMENT
     In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, AEI and each of the Ashmore Entities (as such term is defined in the Statement on Schedule 13D originally filed with the Securities and Exchange Commission on October 5, 2009, as amended by Amendment No. 1 to the Statement on Schedule 13D filed with the Securities and Exchange Commission on October 13, 2009 (as amended, the “Statement”)) entered into a Joint Filing Agreement, dated October 2, 2009, as amended by Amendment No. 1 to Joint Filing Agreement, dated as of October 8, 2009 (as amended, the “Joint Filing Agreement”) in connection with the Statement relating to the 12,642,668 American Depositary Receipts, representing 63,213,340 Class “B” Shares, par value Ps.1, of Transportadora de Gas del Sur S.A. and this Joint Filing Agreement was included as Exhibits to the Statement.
          AEI and the Ashmore Entities hereby wish to amend the Joint Filing Agreement to provide for AEI LLC, AEI (Luxembourg) S.àr.l. and AEI Utilities, S.L. to be joined as additional parties to the Joint Filing Agreement and each of AEI LLC, AEI (Luxembourg) S.àr.l. and AEI Utilities, S.L. hereby agree to be joined as an additional party to the Joint Filing Agreement and be bound by each and all of the provisions thereof.
          This Amendment may be executed in any number of counterparts all of which taken together shall constitute one and the same instrument.
          In witness whereof, the undersigned hereby execute this Amendment this 2nd day of November, 2009.

AEI
By:	/s/ Maureen J. Ryan
	Name:	Maureen J. Ryan
	Title:	EVP, General Counsel

AEI LLC
By:	AEI, as its sole member
By:	/s/ James A. Hughes
	Name:	James A. Hughes
	Title:	CEO

AEI (LUXEMBOURG) S.ÀR.L.
By:	/s/ James A. Hughes
	Name:	James A. Hughes
	Title:	Manager

AEI UTILITIES, S.L.
By:	/s/ Pablo Ferrero
	Name:	Pablo Ferrero
	Title:	Director

ASHMORE INVESTMENT MANAGEMENT LIMITED
By:	/s/ Craig Webster
	Name:	Craig Webster
	Title:	Head of Legal

ASHMORE GROUP PLC

ASHMORE INVESTMENTS (UK) LIMITED

ASHMORE MANAGEMENT COMPANY LIMITED

ASHMORE GLOBAL SPECIAL SITUATIONS FUND
2 LIMITED

ASHMORE GLOBAL SPECIAL SITUATIONS FUND
3 LIMITED PARTNERSHIP

ASHMORE GLOBAL SPECIAL SITUATIONS FUND
4 LIMITED PARTNERSHIP

ASHMORE GLOBAL SPECIAL SITUATIONS FUND 5 LIMITED PARTNERSHIP

ASHMORE EMERGING MARKETS LIQUID
INVESTMENT PORTFOLIO

ASHMORE EMERGING MARKETS GLOBAL
INVESTMENT PORTFOLIO LIMITED

ASHMORE GROWING MULTI STRATEGY FUND
LIMITED

ASHMORE SICAV EMERGING MARKETS DEBT
FUND

EMDCD LTD.

FCI LTD.

ASHMORE CAYMAN SPC NO. 3 LIMITED ON
BEHALF OF AND FOR THE ACCOUNT OF AEI
SEGREGATED PORTFOLIO

ASHMORE EMERGING MARKETS DEBT AND CURRENCY FUND

By:	Ashmore Investment Management Limited, as

By:	/s/ Craig Webster
	Name:	Craig Webster
	Title:	Head of Legal